Exhibit 99.(h)(1)(iv)

AMENDMENT to

TRANSFER AGENCY AND SERVICE AGREEMENT

This AMENDMENT is entered into as of September 2, 2025 and effective as of October 31, 2025 unless otherwise noted, by and among Pacific Select Fund, a Delaware statutory trust having its principal office and place of business at 700 Newport Center Drive, Newport Beach, CA 92660 (the “Trust”), and State Street Bank and Trust Company, a Massachusetts trust company (“State Street”).

WHEREAS the Trust and State Street entered into a Transfer Agency and Service Agreement dated May 1, 2011, as amended, modified and supplemented from time to time (the “Agreement”);

WHEREAS the parties mutually desire to amend the Transfer Agency and Service Agreement as set forth herein.

NOW, THEREFORE, in consideration of the renewal of the premises, promises and of the mutual covenants and agreements herein set forth, the parties hereto agree as follows:

1.	Amendment.

(a)	Schedule A to the Agreement is hereby deleted in its entirety and replaced with Schedule A attached hereto, as the same may be amended from time to time.

2.	Miscellaneous.

(a)	The terms used herein and not hereby defined shall have the meaning attributed to them in the Agreement.

(b)	Except as expressly amended hereby, all provisions of the Agreement shall remain in full force and effect.

(c)	This Amendment may be executed in two or more counterparts, each of which shall be deemed an original, and all such counterparts taken together shall constitute one and the same instrument. Counterparts may be executed in either original or electronically transmitted form (e.g., faxes or emailed portable document format (PDF) form), and the parties hereby adopt as original any signatures received via electronically transmitted form.

[Remainder of page intentionally left blank.]

IN WITNESS WHEREOF, each party hereto has caused this Amendment to be executed by its duly authorized officer, as the case may be, as of the date and year first above written.

pacific select fund

By: /s/ Howard T. Hirakawa
Name: Howard T. Hirakawa
Title: Senior Vice President

STATE STREET BANK AND TRUST COMPANY

By: /s/ Andrea E. Sharp
Name: Andrea E. Sharp
Title: Managing Director

SCHEDULE A – Transfer Agency and Service Agreement

For The Pacific Select Fund (as of October 31, 2025)

U.S. Fixed Income Portfolios

Bond Plus Portfolio
CORE INCOME PORTFOLIO
DIVERSIFIED BOND PORTFOLIO
FLOATING RATE INCOME PORTFOLIO
HIGH YIELD BOND PORTFOLIO
INFLATION MANAGED PORTFOLIO
INTERMEDIATE BOND PORTFOLIO
SHORT DURATION BOND PORTFOLIO
TOTAL RETURN PORTFOLIO

U.S. Equity Portfolios

DIVIDEND GROWTH PORTFOLIO
EQUITY INDEX PORTFOLIO
FOCUSED GROWTH PORTFOLIO
GROWTH PORTFOLIO
HEDGED EQUITY PORTFOLIO
LARGE-CAP CORE PORTFOLIO
LARGE-CAP GROWTH PORTFOLIO
LARGE-CAP PLUS BOND ALPHA PORTFOLIO
LARGE-CAP VALUE PORTFOLIO
MID-CAP PLUS BOND ALPHA PORTFOLIO
MID-CAP GROWTH PORTFOLIO
MID-CAP VALUE PORTFOLIO
QQQ PLUS BOND ALPHA PORTFOLIO
SMALL-CAP EQUITY PORTFOLIO
SMALL-CAP GROWTH PORTFOLIO
SMALL-CAP INDEX PORTFOLIO
SMALL-CAP PLUS BOND ALPHA PORTFOLIO
SMALL-CAP VALUE PORTFOLIO
VALUE ADVANTAGE PORTFOLIO
VALUE PORTFOLIO

Sector Portfolios

HEALTH SCIENCES PORTFOLIO
REAL ESTATE PORTFOLIO
TECHNOLOGY PORTFOLIO

Pacific Dynamix Underlying Portfolios

PD 1-3 YEAR CORPORATE BOND PORTFOLIO

PD AGGREGATE BOND INDEX PORTFOLIO
PD EMERGING MARKETS INDEX PORTFOLIO
PD HIGH YIELD BOND MARKET PORTFOLIO
PD INTERNATIONAL LARGE-CAP INDEX PORTFOLIO
PD LARGE-CAP GROWTH INDEX PORTFOLIO
PD LARGE-CAP VALUE INDEX PORTFOLIO
PD MID-CAP INDEX PORTFOLIO
PD SMALL-CAP GROWTH INDEX PORTFOLIO
PD SMALL-CAP VALUE INDEX PORTFOLIO

International Fixed Income Portfolios

EMERGING MARKETS DEBT PORTFOLIO

International Equity Portfolios

EMERGING MARKETS PORTFOLIO
INTERNATIONAL EQUITY PLUS BOND ALPHA PORTFOLIO
INTERNATIONAL GROWTH PORTFOLIO
INTERNATIONAL LARGE-CAP PORTFOLIO
INTERNATIONAL SMALL-CAP PORTFOLIO
INTERNATIONAL VALUE PORTFOLIO

Asset Allocation/Balanced Portfolios

CAPITAL APPRECIATION PORTFOLIO ESG DIVERSIFIED PORTFOLIO
ESG DIVERSIFIED GROWTH PORTFOLIO
PACIFIC DYNAMIX – CONSERVATIVE GROWTH PORTFOLIO
PACIFIC DYNAMIX – MODERATE GROWTH PORTFOLIO
PACIFIC DYNAMIX – GROWTH PORTFOLIO
PACIFIC DYNAMIX – AGGRESSIVE GROWTH PORTFOLIO
PORTFOLIO OPTIMIZATION CONSERVATIVE PORTFOLIO
PORTFOLIO OPTIMIZATION MODERATE-CONSERVATIVE PORTFOLIO
PORTFOLIO OPTIMIZATION MODERATE PORTFOLIO
PORTFOLIO OPTIMIZATION GROWTH PORTFOLIO
PORTFOLIO OPTIMIZATION AGGRESSIVE-GROWTH PORTFOLIO
PSF AVANTIS BALANCED ALLOCATION PORTFOLIO